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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-85334) of Polyphase Corporation and in the related Prospectus and in the Registration Statements (Form S-8 No. 333-03333, No. 33-82008 and No. 33-72458) pertaining to the 1994 Stock Option Plan and various stock option agreements of our report dated December 16, 1999, with respect to the consolidated financial statements and schedules of Polyphase Corporation included in this Annual Report (Form 10-K) for the year ended September 30, 1999.


                                                               ERNST & YOUNG LLP

December 21, 1999
Dallas, Texas